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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 27, 2004
                                                  ------------


                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)




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Item 9.  Regulation FD Disclosure.

         The following statement is being furnished by the Company under the provisions of Regulation FD:


         On May 25, 2004, Edward J. Ludwig, Chairman, President and Chief Executive Officer of Becton, Dickinson and Company ("BD"), exercised options for 38,542 BD shares and sold 32,512 of the acquired shares. On May 27, 2004, Mr. Ludwig also entered into a pre-arranged trading plan (the "Plan") established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and BD's policies with respect to stock transactions. Pursuant to the Plan, Mr. Ludwig intends to exercise options for 160,000 shares, and to sell 152,000 of the shares acquired upon exercise, over an eight-month period beginning in July 2004. The shares will be sold on the open market at prevailing market prices, subject to a minimum price threshold. The transactions announced today are part of Mr. Ludwig's long-term financial strategy for prudent asset diversification and liquidity.

         The options exercised by Mr. Ludwig and the options covered under Mr. Ludwig's trading plan collectively represent approximately 19% of the vested options and 13% of the total options held by Mr. Ludwig. All of these were granted in January 1996 and would otherwise expire in January 2006, except for 4,030 options that were exercised and the underlying shares retained by Mr. Ludwig. These options were granted in January 1997 and were due to expire in January 2007. Excluding the options covered by the Plan, Mr. Ludwig holds additional options to acquire 1,283,147 BD shares.

         As a result of the transaction on May 25, 2004 described above, Mr. Ludwig currently beneficially owns approximately 145,423 shares of BD (excluding shares that may be acquired under stock options). As a result of such holdings, Mr. Ludwig satisfies the BD share ownership guidelines, which require BD's CEO to own shares equal in value to at least five times the CEO's salary. Mr. Ludwig has also elected, on a discretionary basis, to defer approximately $100,000 of his 2004 salary into a BD stock account under BD's deferred compensation plan.

         Rule 10b5-1 allows corporate officers who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios over time.
Mr. Ludwig, as well as other BD officers and directors, may adopt similar plans in the future. BD does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of BD in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Dean J. Paranicas
                                               --------------------------------
                                                   Dean J. Paranicas
                                                   Vice President, Corporate
                                                   Secretary and Public Policy


Date: May 27, 2004